At A Glance
(unaudited)

Locations
31

ATMs
42

Total Assets
$4.0 Billion

Deposits
$3.5 Billion

Total Loans
$2.4 Billion

$(7.3) Million
2Q 2025 Earnings

$(13.5) Million
YTD2025 Earnings

128 and counting
Consecutive dividends paid

91
Years in Banking

NASDAQ Symbol: **FGBI**

We're Social:

Have Questions?
Vanessa Drew | InvestorRelations@fgb.net

Scan here or go to investors.fgb.net to visit our Investor Relations site.

Member FDIC

FGB Branch Locations

Abbeville, LA
799 West Summer Drive

Alexandria, LA
1701 Metro Drive

Amite, LA
632 West Oak Street

Benton, LA
189 Burt Boulevard

Bossier City, LA
4221 Airline Drive

Bunkie, LA
1110 Shirley Drive

Denham Springs, LA
2231 South Range Avenue

Dubach, LA
117 East Hico Street

Greensburg, LA
6151 Hwy. 10

Hammond, LA
2111 West Thomas Street

Hammond, LA
400 East Thomas Street

Hessmer, LA
2705 Main Street

Homer, LA
401 North Second Street

Independence, LA
455 West Railroad Avenue

Jennings, LA
500 North Cary Avenue

Kentwood, LA
301 Avenue F

Lake Charles, LA
Loan Production Office
4740 Nelson Rd #320

Marksville, LA
211 East Tunica Drive

Moreauville, LA
10710 Highway 1

Oil City, LA
126 South Highway 1

Ponchatoula, LA
500 West Pine Street

Vivian, LA
212 North Pine Street

Walker, LA
29815 Walker Rd S

Waston, LA
33818 Hwy. 16

Denton, TX
2209 W University Dr

Fort Worth, TX
2001 N. Handley Ederville Road

Garland, TX
603 W. Main St, #101

McKinney, TX
8951 Synergy Dr, #100

Waco, TX
7600 Woodway Drive

Vanceburg, KY
15 Second Street

Bridgeport, WV
1000 Jerry Dove Dr Suite #100

PRESORTED
FIRST-CLASS MAIL
U.S. POSTAGE PAID
BATON ROUGE, LA
PERMIT NO. 984

FIRST GUARANTY BANCSHARES, INC.
Post Office Box 2009
Hammond, Louisiana 70404-2009

2025

2nd Quarter Report

FIRST GUARANTY BANCSHARES, INC.

fgb.net |

A Message to Our Shareholders

Dear Shareholders,

In the second quarter of 2025, First Guaranty Bank continued to execute its strategic plan to strengthen our financial foundation and reduce risk across our loan portfolio. A key achievement this quarter was the reduction of non-performing assets by $6.8 million compared to March 31, 2025. This was primarily driven by a successful workout of a large commercial real estate loan secured by an assisted living center. This does not include the sale of another large $8.8 million non-accrual loan that was sold in July 2025. Additionally, our largest OREO property, a $7.4 million land development loan, is under contract and expected to close in Q4 2025.

We are proud to report that our 30-89-day delinquent loans are at their lowest levels in years at .33% of total loans outstanding. This reflects the change in our collection strategy, new disciplined underwriting and very proactive risk management practices. Our total loan balances declined to $2.41 billion on June 30, 2025, down from $2.51 billion at the end of Q1, as we continue to reduce concentration risk in commercial real estate. The allowance for credit losses increased to $58.9 million, representing 2.44% of total loans, up from 1.29% at year-end 2024—demonstrating our commitment to building a strong reserve position to address our current NPA level.

Operational efficiency remains a cornerstone of our strategy. Noninterest expense decreased to $17.3 million in Q2, down $0.8 million from Q1 and $3.3 million from Q2 2024 as we continue to see benefits of our cost-saving initiatives. These efforts are in line with our objective of achieving annualized savings of approximately $13.4 million.

As we move forward, our focus remains on cost containment, enhancing asset quality, building stronger capital levels, all designed to build long-term value for our shareholders. We are confident the continued strategic actions demonstrated this quarter position First Guaranty Bank to address our current NPA challenges and will lead us to future profitability. For more details, please refer to our press release and investor presentation available via the QR code on this pamphlet or at investors.fgb.net. I welcome your questions at investorrelations@fgb.net or by phone at 985-375-0350.



Sincerely,

Michael R. Mineer

Michael R. Mineer
Chief Executive Officer/President
First Guaranty Bancshares, Inc.

Consolidated Balance Sheets

(in thousands, except share data)

	June 30, 2025	June 30, 2024
	(unaudited)	
Assets		
Cash and cash equivalents:		
Cash and due from banks	$714,313	$298,574
Federal funds sold	557	392
Cash and cash equivalents	714,870	298,966
Interest-earning time deposits with banks	250	-
Investment securities:		
Available for sale, at fair value	397,573	37,403
Held to maturity, at cost and net of allowance for credit losses of $150 and $80 (estimated fair value of $260,080 and $251,247 respectively)	322,149	321,164
Investment securities	719,722	358,567
Federal Home Loan Bank stock, at cost	9,956	12,204
Loans, net of unearned income	2,410,505	2,833,350
Less: allowance for credit losses	58,871	30,287
Net loans	2,351,634	2,803,063
Premises and equipment, net	66,035	69,439
Goodwill	12,900	12,900
Intangible assets, net	3,056	3,881
Other real estate, net	7,657	1,032
Accrued interest receivable	13,305	18,137
Other assets	70,196	37,382
Total Assets	$3,969,581	$3,615,571
Liabilities and Shareholders' Equity		
Deposits:		
Noninterest-bearing demand	$442,267	$407,607
Interest-bearing demand	1,402,960	1,502,703
Savings	247,120	234,306
Time	1,388,991	898,835
Total deposits	3,481,338	3,043,451
Short-term advances from Federal Home Loan Bank	-	60,000
Repurchase agreements	7,117	6,971
Accrued interest payable	19,498	12,991
Long-term advances from Federal Home Loan Bank	135,000	155,000
Senior long-term debt	14,186	17,156
Junior subordinated debentures	29,775	44,715
Other liabilities	19,579	20,143
Total Liabilities	3,706,493	3,360,427
Shareholders' Equity		
Preferred Stock, Series A - $1,000 par value 100,000 shares authorized; non-cumulative perpetual; 34,500 issued and outstanding, respectively	33,058	33,058
Common stock - $1 par value 100,600,000 shares authorized; 15,120,172 and 12,504,717shares issued and outstanding	15,120	12,505
Surplus	167,041	149,389
Retained earnings	58,078	72,317
Accumulated other comprehensive (loss) income	(10,209)	(12,125)
Total Shareholders' Equity	263,088	255,144
Total Liabilities & Shareholders' Equity	$ 3,969,581	$3,615,571

Consolidated Statements of Income

(in thousands, except share, per share data & percentages)

	Three-Months Ended June 30, 2025	Three-Months Ended June 30, 2024
	(unaudited)	
Interest Income:		
Loans (including fees)	$41,013	$47,552
Deposits with other banks	7,511	3,626
Securities (including FHLB stock)	5,797	2,473
Total Interest Income	54,321	53,651
Interest Expense:		
Demand deposits	12,708	17,059
Savings deposits	1,336	1,327
Time deposits	15,196	10,446
Borrowings	2,841	3,577
Total Interest Expense	32,081	32,409
Net Interest Income	22,240	21,242
Less: Provision for credit losses	16,610	6,805
Net Interest Income after Provision for Credit Losses	5,630	14,437
Noninterest Income:		
Service charges, commissions and fees	834	795
ATM and debit card fees	778	804
Net gains on sale of loans	-	10
Net gains on sale of assets	-	13,207
Other	544	710
Total Noninterest Income	2,156	15,526
Total Business Revenue, Net of Provision for Loan Losses	7,786	29,963
Noninterest Expense:		
Salaries and employee benefits	7,843	10,440
Occupancy and equipment expense	2,605	2,547
Other	6,819	7,622
Total Noninterest Expense	17,267	20,609
(Loss) Income Before Income Taxes	(9,481)	9,354
Less: Provision for income taxes	(2,178)	2,153
Net (Loss) Income	(7,303)	7,201
Less: Preferred stock dividends	582	582
(Loss) Income Available to Common Shareholders	$(7,885)	$6,619
Per Common Share:		
Earnings	$(0.61)	$0.53
Cash dividends paid	$0.01	$0.16
Weighted Average Common Shares Outstanding	12,910,785	12,504,717
Return on Average Assets	-0.75%	0.81%
Return on Average Common Equity	-14.33%	12.16%

Consolidated Statements of Income

(in thousands, except share, per share data & percentages)

	Six-Months Ended June 30, 2025	Six-Months Ended June 30, 2024
	(unaudited)	
Interest Income:		
Loans (including fees)	$ 83,982	$ 94,470
Deposits with other banks	13,510	7,102
Securities (including FHLB stock)	11,292	4,987
Total Interest Income	108,784	106,559
Interest Expense:		
Demand deposits	24,912	34,035
Savings deposits	2,598	2,554
Time deposits	31,086	20,018
Borrowings	5,725	6,789
Total Interest Expense	64,321	63,396
Net Interest Income	44,463	43,163
Less: Provision for credit losses	31,158	9,109
Net Interest Income after Provision for Credit Losses	13,305	34,054
Noninterest Income:		
Service charges, commissions and fees	1,683	1,528
ATM and debit card fees	1,525	1,568
Net gains gains on sale of loans	-	10
Net gains on sale of assets	4	13,213
Other	1,298	1,515
Total Noninterest Income	4,510	17,834
Total Business Revenue, Net of Provision for Loan Losses	17,815	51,888
Noninterest Expense:		
Salaries and employee benefits	16,284	20,340
Occupancy and equipment expense	5,245	4,818
Other	13,755	14,385
Total Noninterest Expense	35,284	39,543
(Loss) Income Before Income Taxes	(17,469)	12,345
Less: Provision for income taxes	(4,000)	2,834
Net (Loss) Income	(13,469)	9,511
Less: Preferred stock dividends	1,164	1,164
(Loss) Income Available to Common Shareholders	$(14,633)	$8,347
Per Common Share:		
Earnings	$(1.15)	$0.67
Cash dividends paid	$0.02	$0.32
Book Value Per Common Share	$15.21	$17.76
Weighted Average Common Shares Outstanding	12,709,905	12,497,313
Return on Average Assets	-0.69%	0.54%
Return on Average Common Equity	-13.31%	7.66%